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                                                                      Exhibit 12






                       MEMORANDUM REGARDING RELIANCE ON
                            ORDER OF THE COMMISSION
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[LETTERHEAD OF CHUBB LIFE AMERICA LOGO APPEARS HERE]




                 MEMORANDUM REGARDING RELIANCE ON ORDER OF THE
                      SECURITIES AND EXCHANGE COMMISSION


Registrant, in deducting from premium payments what is commonly referred to as a "DAC tax" charge, will rely on the order of exemption from Section 27(c)(2) of the 1940 Act, and Rule 6e-3(T)(b)(13) and (c)(4) thereunder, granted on August 10, 1994 to Chubb Life Insurance Company of America ("Chubb Life") and its Chubb Separate Account C; which order also granted relief to certain future policies and separate accounts, including those established by life insurance companies affiliated with Chubb Life. (See Investment Company Act Release No. 20471; File No. 812-8720.)




                                                 /s/ Kurt W. Bernlohr
                                                 Kurt W. Bernlohr
                                                 Assistant Counsel